Securities and Exchange Commission ("SEC") Forms 3, Form 4 and Form 5 and Application for EDGAR Access ("Form ID") Confirmation of Authority to Sign

With respect to any closed end investment company or business development company for which Barings, LLC or any of its subsidiaries, now or hereafter serves as investment adviser, and for which the undersigned is deemed to be an Insider under Section 16(a) of the Securities Exchange Act of 1934, the undersigned, hereby appoints and designates Bridget Orlando, Jessica Restivo, Latavea Cross, Melissa Cliver, Michael Cowart, and Melissa LaGrant each as a true and lawful attorney-in-fact with full power to:
(1) Prepare, and execute in the undersigned's name and on the undersigned's behalf, the Form ID application or any other documents necessary or appropriate to obtain EDGAR access codes enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC.

(2) Sign on the undersigned behalf and file with the Securities and Exchange Commission and New York Stock Exchange, any applicable Form 3 - Initial Statement of Beneficial Ownership of Securities, Form 4 - Statement of Changes in Beneficial Ownership or Form 5 - Annual Statement of Beneficial Ownership of Securities with respect to shares purchased or sold by the undersigned or any other change of beneficial ownership required to be reported by the undersigned.


This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in any securities issued by a closed end investment company or business development company for which Barings LLC or subsidiary serves as investment adviser, unless revoked by the undersigned in writing and delivered to the attorneys-in-fact. Notwithstanding the foregoing, if any such attorney-in-fact hereafter ceases to be an employee of Barings LLC, this Power of Attorney shall be automatically revoked solely as to such individual, immediately upon such cessation, without any further action on the part of the undersigned.

Signature:        _____________________________________________________________

Name: 	 David Mihalick
Title:     Director, Barings Global Short Duration High Yield Fund
Date: 	 November 30, 2020



Regulatory Reporting Reminder for Insiders

Barings BDC, Inc.
                   Barings Corporate Investors
Barings Capital Investment Corporation 	      Barings Global Short Duration High
  Yield Fund                           Barings Participation Investors
Legal Requirements
As an insider to one or more of the above referenced closed-end funds, you are required to comply with certain regulatory reporting requirements.
Section 16 of the Securities Exchange Act of 1934 requires insiders to:
* File a Form 3 within 10 days of becoming an insider;
* File a Form 4 to report transactions (including transactions in derivative securities) before the end of the 2nd business day following the day on which the subject transaction has been executed; and
* File a Form 5 within 45 days after the fund's fiscal year-end for any reportable transaction not already reported on Forms 3 or 4.
In addition to the above requirements, Section 30(h) of the Investment Company Act of 1940 subjects insiders of Securities and Exchange Commission ("SEC") registered closed-end investment companies to the same duties and liabilities imposed by Section 16 of the Exchange Act in respect to their holdings and transactions in certain securities of the funds.
  NOTE   The regulations and disclosure obligations described herein do not apply to transactions or holdings in open-end funds.
Reportable Securities
Insiders have an obligation to file reports to the SEC via Forms 3, 4 and 5. The forms require disclosure of all equity securities of the corresponding fund in which the insider has a "Direct or Indirect Pecuniary Interest," including through any contract, arrangement, understanding, relationship, or otherwise. Direct Pecuniary Interest includes any securities held by a person for his or her own benefit, no matter how acquired. Also reportable are derivative securities, such as options, warrants and other rights that derive their value from the fund's shares. These derivative securities must be reported even though they may not represent the right to receive actual shares and may be issued by some entity other than the closed-end fund.
Example:  Corporate Investor Shadow Shares
Certain non-qualified deferred compensation plans offer an investment option that shadows Barings Corporate Investors. The receipt of "shadow shares" triggers a reporting obligation and the six-month short-term profit restriction for those employees considered an insider to this fund.
  NOTE   Pre-clearance must be obtained prior to executing transactions in shadow shares.
Indirect Pecuniary Interest includes securities owned by others where an individual, while not the direct owner, has pecuniary benefits substantially equivalent to ownership. These include securities held for a person's benefit under a trust, will, partnership or other arrangement, or in a corporation. Shares held by or for the benefit of an insider's immediate family who shares his or her home must be reported as being indirectly owned, although the insider may disclaim beneficial ownership.
Reporting Requirements (Forms 3, 4 and 5)
Form 3 - (Initial Statement of Beneficial Ownership of Securities)
A person who becomes an insider must file a Form 3 with the SEC within (10) ten days after becoming an insider. The Form 3 must be filed whether or not the insider owns directly or indirectly securities of the fund.
Form 4 - (Statement of Changes in Beneficial Ownership of Securities)
When a change in beneficial ownership occurs after the initial Form 3 filing, a Form 4 must be filed on or before the (2nd) second business day following any transaction that triggers a filing requirement. The following are two exceptions to this requirement:

1. DRP Plans - Shares acquired through a Dividend Reinvestment Plan ("DRP") need not be reported on Forms 4 or 5. However, such DRP shares should be included as part of the insider's total holdings on the next Form 4 or 5 that is required to be filed. This also applies to the acquisition of shadow shares through the dividend reinvestment feature of the non-qualified deferred compensation plans.
2. Small Acquisitions - Small acquisitions (other than acquired from the fund and not including shares obtained through a DRP plan) of less than $10,000 in aggregate value of the fund's securities (or derivatives thereof) in any six-month period during the fund's fiscal year need not be reported on Form 4 provided that no sales occur within six months of any of these acquisitions. However, these small acquisitions need to be reported on Form 5 within 45 days of the end of the fund's fiscal year in which they occur. Shadow shares are ineligible for this small acquisition exception based on previous guidance provided in an interpretative memo issued by the SEC to Barings LLC (fka Babson Capital Management LLC).
Form 5 - (Annual Statement of Changes in Beneficial Ownership of Securities) Insiders who have not had reportable transactions during the fiscal year or who have already reported all transactions on Forms 3 or 4 need not file the annual Form 5. The Form 5 serves as an annual reconciliation of the insider's Forms 3 and 4 reports, and includes the disclosure of certain small transactions (see above) and gifts not included on previous filings. When a Form 5 is required, it must be filed within (45) forty-five days after the end of the fund's fiscal year.
Short Swing Profits and Short Sales
A person subject to reporting under Section 16 as an insider is prohibited from
earning "short swing profits".    Profits realized from a purchase or sale or
sale and purchase of any security of the fund within any period of less than six
  months is subject to disgorgement.   Unlike other provisions of the federal
securities laws, intent to take unfair advantage of non-public information is not required for recovery under Section 16(b). In other words, transactions within six months of one another can lead to disgorgement of profits irrespective of the reason for or the purpose of the transaction.
Section 16 also prohibits an insider from engaging in short sale transactions in covered securities.
Additional short swing profit and short sale restrictions apply under the Barings Global Code of Ethics and Personal Trading Policy.
General Insider Trading Restrictions
In the course of an insider's activities with the fund, he or she may come into possession of confidential information concerning the fund's investments,
relationships, or transactions.    Much of this information has a potential to
affect the market price of securities issued by the companies involved. Under some circumstances, the federal securities laws impose potentially onerous civil and criminal penalties on persons who improperly obtain or use material, non-public information in connection with the purchase or sale of securities. Federal law empowers the SEC to seek substantial penalties from any person who violates the insider trading laws (including "tipping" inside information to others) and substantial criminal penalties on any person who, at the time of an insider trading violation, "directly or indirectly controlled the person who committed such violation," i.e., an employer.
Potential penalties for the violator include criminal action, disgorgement of up to three times the profit gained or losses avoided, and payment of interest on the profit gained or loss avoided. Civil penalties for persons who control violators can equal the greater of $1,000,000 or three times the profit gained or losses avoided.
For more information please refer to the Insider Trading and Firewall Policy or contact the Compliance or Legal Department for guidance regarding insider trading prohibitions.
Termination of Insider Status
Insiders are also required to report any change in beneficial ownership that results from a non-exempt transaction within 6 months after any non-exempt, "opposite way" transaction prior to that date the person ceases to be an insider. So long as the insider had no non-exempt transactions in the six months prior to the change in status, he or she will have no post-termination reporting obligations.
Filing Assistance, Disclosure of Filing Deficiencies, and Recordkeeping Obligations
* To comply with the above reporting obligations, Compliance facilitates regulatory filings on behalf of employees and trustees. This includes obtaining the necessary EDGAR filing codes required when making SEC filings and filing the forms electronically through the EDGAR system.
Employees must notify the Compliance Department as early as possible prior to executing transactions by you and/or a member of your immediate family in the funds for which you have been deemed an insider. Notification should be no later than the day of execution so that the Compliance Department may prepare and file the necessary forms within the required timeframe. For filing assistance, contact Latavea Cross at 980-417-5496 or email:
Barings_RegulatoryFilings@barings.com
* The SEC requires funds to disclose the names of insiders who failed to file required reports on a timely basis. To avoid the need to make such disclosures, it is particularly important that insiders understand and comply with these reporting requirements.
* The SEC also requires that each insider keep for five years an originally signed copy of any Form 3, 4, or 5 filed with the SEC. These records are maintained within the Compliance Department in Charlotte.

Contact Information for SEC Filings
Primary email for all SEC related filings: Barings_RegulatoryFilings@barings.com


Barings Compliance
Latavea Cross
Jessica Restivo
Melissa LaGrant
980-417-5496
617-761-3789
980-417-7975
Latavea.Cross@barings.com
Jessica.Restivo@barings.com
Melissa.Lagrant@barings.com


Fund Contacts
  Jill Dinerman

  Michael Cowart
  Chief Legal Officer of Funds

  Chief Compliance Officer of Funds
  980-870-5733

  980-417-5770
  Jill.Dinerman@barings.com

  Michael.Cowart@barings.com